CERTIFICATE OF INCORPORATION

                                       OF

                          VIRTUAL EDUCATION CORPORATION



         The undersigned, being a natural person for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

         FIRST:   The  name  of  the   corporation   (hereinafter   called   the
"corporation") is Virtual Education Corporation.

         SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901; and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.

         THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH:. The aggregate number of shares which the Corporation shall have authority to issue is 21,000,000, of which 20,000,000 shall be shares of Common Stock, par value $.0001 per share (the "Common Stock") and 1,000,000 shall be shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative participating optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to affix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and affix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of Preferred Stock or any series thereof.

         No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.


         FIFTH: The name and the mailing address of the incorporator are as follows:


         NAME                      MAILING ADDRESS

         Jonathan D. Morse         Morse,  Zelnick,  Rose & Lander,  LLP
                                   450 Park Avenue
                                   New York, New York 10022


         SIXTH: The corporation is to have perpetual existence.

         SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

         1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

         2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

         3. Whenever the corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

         NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         TENTH: (a) RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition: provided, however, that, if the Delaware

General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b)      RIGHT  OF CLAIMANT TO BRING SUIT.  If a claim under  paragraph
(a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         (d) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.


Dated: October 28, 1999



                                                   /s/  Jonathan D. Morse,
                                               -------------------------------
                                                 JONATHAN D. MORSE, INCORPORATOR

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          VIRTUAL EDUCATION CORPORATION

         (Pursuant to Chapter 1, Title 8 of the General Corporation Law of the State of Delaware (the "GCL"))

         It is hereby certified that:

         FIRST:  The name of the Corporation is Virtual Education Corporation.

         SECOND: The Certificate of Incorporation was filed with the Office of the Secretary of State on October 28, 1999.

         THIRD: The Amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is to change the name of the Corporation.

         FOURTH: To accomplish the foregoing amendment, ARTICLE FIRST relating to the name of the Corporation is amended to read as follows:

                  "FIRST: The name of the corporation (hereinafter called the "corporation") is KeepSmart.com, Inc."

         FIFTH: The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized by the written unanimous consent of the Board of Directors of the Corporation pursuant to Section 141 of the GCL followed by the written consent of the holders of a majority of all of the outstanding shares of the Corporation entitled to vote on said Amendment of the Certificate of Incorporation pursuant to Sections 228 and 242 of the GCL.

         IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated: January 11, 2000

                                                         /s/ William K. Grollman
                                                         -----------------------
                                                         William K. Grollman,
                                                         President and CEO

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                               KEEPSMART.COM, INC.
                      (PURSUANT TO SECTIONS 228 AND 242 OF
                      THE DELAWARE GENERAL CORPORATION LAW)

                           --------------------------

         Keepsmart.com, Inc. ("Keepsmart"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certifies that:

         1. The name of the corporation is Keepsmart.com, Inc.

         2. The Board of Directors of the Keepsmart, by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of Keepsmart (the "Certificate of Incorporation"), declaring such amendment to be advisable and recommended that the amendment be put to a vote of the shareholders of Keepsmart. The amendment adopted provides as follows:

         (i) That Article First the Certificate of Incorporation shall be amended to read in its entirety as follows:

         "FIRST: The name of the corporation is SmartPros Ltd. (hereinafter called the "Corporation").";

         3. That the Amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL. Prompt written notice of the adoption of the Amendment herein certified shall be given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the DGCL.

         4. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

         Executed on this 15th day of June, 2001.


                                           Keepsmart.com, Inc.


                                           By:   /s/ Allen S. Greene
                                              -------------------------
                                                     Allen S.Greene
                                                     Chief Executive Officer

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          VIRTUAL EDUCATION CORPORATION
                           (A CALIFORNIA CORPORATION)

                                      INTO

                                 SMARTPROS LTD.
                            (A DELAWARE CORPORATION)


It is hereby certified that:

         1.  SmartPros   Ltd.   (hereinafter   sometimes   referred  to  as  the
"Corporation") is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of common stock of Virtual Education Corporation (hereinafter referred to as "VEC"), which is a business corporation of the State of California.

         3. The laws of the  jurisdiction  of  organization  of VEC  permit  the
merger  of  a  business   corporation  of  that  jurisdiction  with  a  business
corporation of another jurisdiction.

         4. The Corporation hereby merges VEC into the Corporation.

         5. The following is a copy of the resolutions adopted on June 29, 2001 by the Board of Directors of the Corporation to merge the said VEC into the
Corporation:

         RESOLVED that VEC be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of VEC be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by VEC in its name.

         And be if further

         RESOLVED that this Corporation assume all of the obligations of VEC.

         And be if further

         RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, by the laws of the State of California, and by the laws of any other appropriate jurisdiction, and will cause to be performed all necessary acts within the jurisdiction of organization of VEC and of this Corporation and in any other appropriate jurisdiction.

Executed on this 29th day of June, 2001.


                                                      SMARTPROS LTD.



                                             By:      /s/ William K. Grollman
                                                --------------------------------
                                                      William K. Grollman
                                                      President

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                        CREATIVE VISUAL ENTERPRISES, LTD.
                            (A DELAWARE CORPORATION)

                                      INTO

                                 SMARTPROS LTD.
                            (A DELAWARE CORPORATION)


SmartPros Ltd. (hereinafter sometimes referred to as the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, does hereby certify that:

         1. SmartPros Ltd. is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of common stock of Creative Visual Enterprises, Ltd. (hereinafter referred to as "CVE"), which is also a business corporation of the State of Delaware.

         3. On June 29, 2001, the Board of Directors of the Corporation adopted the following resolutions to merge CVE into the Corporation:

         RESOLVED that CVE be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, and franchises of CVE be vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by CVE in its name.

         And be if further

         RESOLVED that this Corporation assume all of the obligations of CVE.

         And be if further

         RESOLVED that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware, and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction.

Executed on this 29th day of June, 2001.


                                                      SMARTPROS LTD.



                                             By:     /s/ William K. Grollman
                                                --------------------------------
                                                      William K. Grollman
                                                      President

                           CERTIFICATE OF DESIGNATION
                     OF SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                 SMARTPROS LTD.

             (pursuant to Delaware General Corporation Law, ss. ss. 151(g))

         SMARTPROS LTD., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company on October 30, 2001 pursuant to Section 151(g) of the Delaware General Corporation Law (the "GCL"):

         RESOLVED, that pursuant to the authority vested in the Board of Directors pursuant to the provisions of the GCL and the Company's Certificate of Incorporation, as amended, the Corporation is authorized to issue, out of the 1,000,000 shares of preferred stock, $.001 par value per share, of the Corporation authorized in the Company's Certificate of Incorporation, as amended, a series of preferred stock to be designated as "Series A Convertible Preferred Stock," $.001 par value per share, with the following preferences, limitations, and special rights:

         1. DESIGNATION, AMOUNT AND PAR VALUE. The series of preferred stock shall be designated as the Company's Series A Convertible Preferred Stock (the "PREFERRED STOCK"), and the number of shares so designated shall be 20,000. Each share of Preferred Stock shall have a par value of $.001 per share.

         2. DEFINITIONS. In addition to the terms defined elsewhere in this Certificate of Designations, the following terms have the meanings indicated:

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "COMMON STOCK" means the common stock of the Company, par value $.0001 per share.

                  "COMPANY" means SmartPros Ltd., a Delaware corporation.

                  "CONVERSION  PRICE"  means  $1.25,  as  adjusted  pursuant  to
         Section 14 hereof.

                  "HOLDER" means any holder of Preferred Stock.

                  "JUNIOR SECURITIES" means the Common Stock and all other equity or equity equivalent securities of the Company that are explicitly junior in liquidation preference to the Preferred Stock.

                  "ORIGINAL ISSUE DATE" means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred

         Stock and regardless of the number of certificates that may be issued to evidence such Preferred Stock.

                  "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "UNDERLYING SHARES" means the shares of Common Stock issuable upon conversion of the Preferred Stock.

         3.       DIVIDENDS.

                  (a) Holders shall not be entitled to receive dividends on the Preferred Stock.

         4. LIQUIDATION. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "LIQUIDATION"), the Holders shall be entitled to receive an amount equal to $100 for each share of Preferred Stock (the "Liquidation Value"), payable out of the assets of the Company, whether such assets are capital or surplus, and before any distribution or payment may be made to the holders of any Junior Securities. If the assets of the Company are insufficient to pay such amounts in full, then the entire amount of assets to be distributed shall be distributed among the Holders ratably in accordance with the amount each Holder would have received if such assets were sufficient to pay all such amounts in full. The Company shall provide notice of any Liquidation to each record Holder on the earlier of the day on which the Company (a) publicly announces such event or proposed action, or (b) notifies its shareholders of such event or proposed action.

         5. NO PAYMENTS ON JUNIOR SECURITIES. So long as any Preferred Stock is outstanding, (i) neither the Company nor any Subsidiary shall, directly or indirectly, redeem, purchase or otherwise acquire any Junior Securities or set aside any monies for such a redemption, purchase or other acquisition, and
(ii) the Company shall not pay or declare any dividend or make any distribution on any Junior Securities, except stock dividends on the Common Stock payable in additional shares of Common Stock and dividends due and paid in the ordinary course on preferred stock of the Company at such times as the Company is in compliance with its obligations hereunder.

         6. REGISTRATION OF PREFERRED STOCK. The Company shall register shares of the Preferred Stock, upon records to be maintained by the Company for that purpose (the "PREFERRED STOCK REGISTER"), in the name of the record Holders thereof from time to time. The Company may deem and treat the registered Holder of shares of Preferred Stock as the absolute owner thereof for the purpose of any conversion hereof or any distribution to such Holder, and for all other purposes, absent actual notice to the contrary.

         7. REGISTRATION OF TRANSFERS. The Company shall register the transfer of any shares of Preferred Stock in the Preferred Stock Register, upon surrender of certificates evidencing such shares to the Company at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder.

         8.       CONVERSION.

                  (a) At the option of any Holder, any Preferred Stock held by such Holder may be converted into Common Stock based on the then-applicable Conversion Price. A Holder may convert Preferred Stock into Common Stock pursuant to this paragraph at any time and from time to time after the Original Issue Date, by delivering to the Company a conversion notice, in the form attached hereto as EXHIBIT A (a "CONVERSION NOTICE"), appropriately completed and duly signed, and the date any such Conversion Notice is delivered to the Company (as determined in accordance with the notice provisions hereof) is a "CONVERSION DATE."

                  (b) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price (i) immediately prior to the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering (a "QUALIFIED PUBLIC OFFERING") registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation) for gross proceeds of at least five million dollars ($5,000,000), or (ii) upon the election of holders representing more than sixty percent (60%) of the voting power of all then-outstanding shares of Series A Preferred Stock, voting together as a single class. All holders of record of shares of Series A Preferred Stock then outstanding shall be given at least ten (10) days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 8(b).

         9.       MECHANICS OF CONVERSION.

                  (a) The number of Underlying Shares issuable upon any conversion of a share of Preferred Stock hereunder shall equal the Liquidation Value on the Conversion Date of such share of Preferred Stock to be converted, divided by the Conversion Price in effect on the Conversion Date.

                  (b) Upon conversion of any Preferred Stock, the Company shall promptly upon receipt of the certificate evidencing the Preferred Stock issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date.

                  (c) If a Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates delivered by such Holder to the Company in connection with such conversion, or if such conversion cannot be effected in full for any reason, the Company shall promptly deliver to such Holder a new certificate representing the number of shares of Preferred Stock not converted.

         10.      VOTING RIGHTS.

                  (a) The holder of each share of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting, in accordance with the bylaws of the Corporation, and shall vote as a single class together with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law or by the Certificate of Incorporation to be submitted to a class vote and except as otherwise set forth herein. The holder of each share of Series A Preferred Stock shall be entitled to that number of votes as is equal to the number of Underlying Shares into which each share of Series A Preferred Stock could be converted on the record date for the vote or consent of stockholders. Fractional votes shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares of Series A Preferred Stock held by each holder) shall be disregarded.

                  (b) So long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of sixty percent (60%) of the shares of Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation senior to with the Preferred Stock, (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, or (d) increase the authorized number of shares of Preferred Stock.

         11. CHARGES, TAXES AND EXPENSES. Except as otherwise provided in this Section 11, issuance of certificates for shares of Preferred Stock and for shares issued on conversion of (or otherwise in respect of) the Preferred Stock shall be made without charge to the Holders for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Common Stock or Preferred Stock in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring the Preferred Stock or receiving Underlying Shares in respect of the Preferred Stock.

         12. REPLACEMENT CERTIFICATES. If any certificate evidencing Preferred Stock or Underlying Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such certificate, a new certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         13. RESERVATION OF UNDERLYING SHARES. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying

Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) all outstanding Preferred Stock (taking into account the adjustments of SECTION
15), free from preemptive rights or any other contingent purchase rights of persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         14. CERTAIN ADJUSTMENTS. The Conversion Price is subject to adjustment from time to time as set forth in this SECTION 14.

                  (a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while Preferred Stock is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any other shares of capital stock, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause
(i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii), (iii) or (iv) of this paragraph shall become effective immediately after the effective date of such subdivision, combination or reclassification. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

                  (b) PRO RATA DISTRIBUTIONS. If the Company, at any time while Preferred Stock is outstanding, distributes to all holders of Common Stock
(i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "DISTRIBUTED PROPERTY"), then, at the request of any Holder delivered before the 90th day after the record date fixed for determination of stockholders entitled to receive such distribution, the Company will deliver to such Holder, within five days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which such Holder's Preferred Stock could have been converted immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon any conversion of Preferred Stock that occurs after such record date, such Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that such Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

                  (c)      FUNDAMENTAL  TRANSACTIONS.  If,  at  any  time  while
Preferred Stock is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then upon any subsequent conversion of Preferred Stock, each Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "ALTERNATE CONSIDERATION"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then each Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new series of preferred stock consistent with the foregoing provisions and evidencing the Holders' right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (d)      SUBSEQUENT EQUITY SALES.

                           (i) If, at any time while Preferred Stock is outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "COMMON STOCK EQUIVALENTS" and together with Common Stock sometimes hereinafter called "CS SECURITIES") at an effective price per share of Common Stock (the "EFFECTIVE PRICE") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. For purposes of the foregoing adjustment, in connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock
                  Equivalents (the "DEEMED NUMBER") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents,
                  (y) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number, and (z) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                           (ii) If, at any time while Preferred Stock is outstanding, the Company or any Subsidiary has outstanding any Common Stock Equivalents with an Effective Price that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

                           (iii) Notwithstanding the foregoing, no adjustment will be made under this Section 14(d) in respect of (a) any grant of options to employees, officers, directors or consultants of the Company pursuant to any stock option plan duly adopted by the Company's board of directors, (b) the issuance of CS Securities upon exercise of any such options,
                  (c) the issuance of any CS Securities issued in connection with any contractual strategic alliances approved by the Company's Board of Directors; (d) any Common Stock issued upon the conversion or exercise of any Common Stock Equivalents outstanding as of the date hereof; or (e) the issuance of any CS Securities for a consideration other than cash, cash equivalents, notes or other receivables.

                  (e) CALCULATIONS. All calculations under this SECTION 15 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this SECTION 14, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to each Holder and to the Transfer Agent.

                  (g) NOTICE OF CORPORATE EVENTS. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to each Holder a notice describing the material terms and conditions of such transaction, on the earlier of the day on which the Company (a) publicly announces such proposed action or (b) notifies its Shareholders of such proposed action, and the Company will take all steps reasonably necessary in order to insure that each Holder is given the practical opportunity to convert its Preferred Stock prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

         15. FRACTIONAL SHARES. The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of Preferred Stock. If any fraction of a Underlying Share would, except for the provisions of this Section, be issuable upon conversion of Preferred Stock, the Company shall pay an amount in cash equal to the value of a share of Common Stock as determined in good faith by the Company's Board of Directors, multiplied by such fraction; provided that, no payment shall be required to be made to a Holder pursuant to this sentence until the aggregate amount payable to such Holder in connection with such conversion (together with unpaid amounts from prior conversions) exceeds $100, at which time all previously deferred payments shall be made.

         16. NOTICES. Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section later than 4:30 p.m. (New York City time) on any day, or (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service. The addresses for such communications shall be: (i) if to the Company, to 12 Skyline Drive, Hawthorne, New York 10532, facsimile: (914) 345-2603, Attention Allen Greene, or (ii) if to a Holder, to the address or facsimile number appearing on the Company's stockholder records or such other address or facsimile number as such Holder may provide to the Company in accordance with this Section.

         17.      MISCELLANEOUS.

                  (a) The headings herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

                  (b) No waiver of any default with respect to any provision, condition or requirement of this Certificate of Designations shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                                    EXHIBIT A
                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below into shares of common stock, par value $.01 per share (the "COMMON STOCK"), of SmartPros Ltd., a Delaware corporation (the "COMPANY"), according to the conditions hereof, as of the date written below.


                  --------------------------------------------------------------
                  Date to Effect Conversion


                  --------------------------------------------------------------
                  Number of shares of Preferred Stock owned prior to Conversion


                  --------------------------------------------------------------
                  Number of shares of Preferred Stock to be Converted


                  --------------------------------------------------------------
                  Liquidation Value of shares of Preferred Stock to be Converted


                  --------------------------------------------------------------
                  Number of shares of Common Stock to be Issued


                  --------------------------------------------------------------
                  Applicable Conversion Price


                  --------------------------------------------------------------
                  Number of shares of Preferred Stock subsequent to Conversion

The undersigned (i) hereby covenants and agrees that the undersigned will not sell or otherwise dispose of the shares of Common Stock to be delivered pursuant to this Conversion Notice (the "Shares") except (a) pursuant to an effective registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), or (b) pursuant to an exemption therefrom; and
(ii) hereby acknowledges that the Shares may bear a legend to such effect.


                  --------------------------------------------------------------
                     Name of Holder

                  By: __________________________________________________________

                  Name: ________________________________________________________

                  Title: _______________________________________________________

         IN WITNESS WHEREOF, SMARTPROS LTD. has caused this certificate of Designation to be signed by William Grollman, its President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this certificate is the act and deed of the Corporation, this 19th day of November, 2001.


                                                    SMARTPROS LTD.


                                                    By:   /s/ William Grollman
                                                       -------------------------
                                                       Name:  William Grollman
                                                       Title: President

                           CERTIFICATE OF AMENDMENT OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                                 SMARTPROS, LTD.
                                       FOR
                      SERIES A CONVERTIBLE PREFERRED STOCK

         SmartPros, Ltd. (hereinafter called the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the Corporation is SmartPros, Ltd.

         2. By unanimous written consent of the Board of Directors of the Corporation (the "Board") in February, 2002 the following resolution was duly adopted:

         WHEREAS, the Certificate of Incorporation of the Corporation, as amended, authorizes preferred stock consisting of 1,000,000 shares (the "Preferred Stock"), par value $.001 per share, issuable from time to time in one or more series; and

         WHEREAS, the Board is authorized, subject to limitations prescribed by law and by the provisions of Article Fourth of the Corporation's Certificate of Incorporation, to amend the number of shares to be included in any series of Preferred Stock and to amend the rights, preferences and limitations of the shares of such series; and

         WHEREAS, it is the desire of the Board to amend the rights, preferences and limitations of the shares of Series A Convertible Preferred Stock ("Series A Preferred Stock").

         NOW, THEREFORE, BE IT RESOLVED that the Certificate of Designation of the Corporation with respect to the Series A Preferred Stock, is hereby amended and the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock are hereby amended as follows:

         1. Section 8(b) is hereby amended to provide that automatic conversion of the Series A Preferred Stock shall take place upon the closing of an initial public offering of the Corporation's Common Stock at a price of at least $2.50 per share for gross proceeds of at least $10,000,000 or upon the vote of more than 60% of the outstanding shares of the Series A Preferred Stock. Accordingly, Section 8(b) is hereby amended to read as follows:

         "(b) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price (i) immediately prior to the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering (a "QUALIFIED PUBLIC OFFERING") registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Corporation) for gross proceeds of at least ten million dollars ($10,000,000) at a price per share of at least $2.50, or (ii) upon the election of holders representing more than sixty percent (60%) of the voting power of all then-outstanding shares of Series A Preferred Stock, voting together as a single class. All holders of record of shares of Series A Preferred Stock then outstanding shall be given at least ten (10) days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 8(b)."

         2. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate is subscribed as of this 18th day of July, 2002 by the undersigned who affirms under penalties of perjury that the statements contained herein are true and correct.


                                        /s/ Allen S. Greene
                                  ------------------------------
                                  Allen S. Greene, Chief Executive Officer

                           CERTIFICATE OF AMENDMENT OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                                 SMARTPROS LTD.
                                       FOR
                      SERIES A CONVERTIBLE PREFERRED STOCK

         SmartPros, Ltd. (hereinafter called the "Company"), a corporation organized and existing by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1. The name of the corporation is SmartPros Ltd.

         2. At a meeting of the Board of Directors of the Company (the "Board") on February 10, 2004 the following resolution was duly adopted:

         WHEREAS, it is the desire of the Board to amend the automatic conversion condition of the shares of Series A Convertible Preferred Stock ("Series A Preferred Stock");

         BE IT RESOLVED, subject to stockholder approval, that Section 8(b) of the Certificate of Designation of Series A Preferred Stock, as amended, is hereby amended, and the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock are hereby amended, to provide that automatic conversion of the Series A Preferred Stock shall take place upon the closing of an initial public offering of the Company's Common Stock at a price of at least $2.00 per share for gross proceeds of at least $7,000,000 or upon the vote of more than 60% of the outstanding shares of the Series A Preferred Stock. Accordingly, Section 8(b) is hereby amended to read as follows:

         "(b) Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price (i) immediately prior to the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering (a "QUALIFIED PUBLIC OFFERING") registered under the Securities Act of 1933, as amended (the "SECURITIES ACT") (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company) for gross proceeds of at least seven million dollars ($7,000,000) at a price per share of at least $2.00 or (ii) upon the election of holders representing more than sixty percent (60%) of the voting power of all then-outstanding shares of Series A Preferred Stock, voting together as a single class. All holders of record of shares of Series A Preferred Stock then outstanding shall be given at least two (2) days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 8(b)."


         2. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in
Section 228 of the General Corporation law of the State of Delaware.

         IN WITNESS WHEREOF, this Certificate is subscribed as of this 24th day of February, 2004 by the undersigned who affirms under penalties of perjury that the statements contained herein are true and correct.


                               /s/ Allen S. Greene
                               ----------------------------------------
                               Allen S. Greene, Chief Executive Officer

                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                                       OF

                                 SMARTPROS LTD.
                           --------------------------
                         PURSUANT TO SECTION 242 OF THE
                        DELAWARE GENERAL CORPORATION LAW
                           --------------------------

         SmartPros Ltd. (the "Company"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL") does hereby certify that:

         1. The name of the Company is SmartPros Ltd.

         2. The Certificate of Incorporation of the Company (the "Certificate") is hereby amended to: (a) increase the authorized capitalization from 21,000,000 to 31,000,000 shares, consisting of 30,000,000 shares of common stock and 1,000,000 shares of preferred stock; and (b) divide the Company's Board of Directors into three (3) classes.

         3. In order to effect the changes described in Paragraph 2 hereof, the Certificate is hereby amended as follows:

         (i) The first sentence of Article Fourth of the Certificate shall hereby be amended in its entirety to read as follows:

         "FOURTH:. The aggregate number of shares which the Corporation shall have authority to issue is 31,000,000, of which 30,000,000 shall be shares of Common Stock, par value $.0001 per share (the "Common Stock") and 1,000,000 shall be shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").";

         and

         (ii) Supplementing Article Eighth of the Certificate by inserting at the end thereof the following paragraph 4.:

                  "4. Until the consummation of an initial public offering (an "IPO") of the Common Stock under the Securities Act of 1933, as amended (the "Act"), the Corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office. Immediately upon the consummation of an IPO, the following provisions shall apply:

         A. NUMBER OF DIRECTORS. The number of directors of the Corporation shall not be less than one. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation's Bylaws.

         B. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the Board of Directors. The persons who shall serve as the initial Class I, Class II and Class III directors upon consummation of the IPO may be designated by the Board of Directors prior to such IPO.

         C. DIRECTORS TERMS OF OFFICE. Except as otherwise provided herein, each director shall serve for a term ending on the date of the third annual meeting of the stockholders following the annual meeting at which such director was elected. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. Each initial Class I director shall serve for a one year term; each initial Class II director shall serve for a two year term; and each initial Class III director shall serve for a three year term. Notwithstanding the foregoing, the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         D. ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

         E. PREFERRED STOCK DIRECTORS. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right to vote separately by class or series to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes provided by this Article Eighth, unless expressly provided by such terms.

         F. STOCKHOLDER NOMINATIONS AND INTRODUCTIONS OF BUSINESS. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

         G. AMENDMENTS TO ARTICLE. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the
                  Corporation issued and outstanding and entitled to vote generally in the election of directors shall be required to amend or repeal or to adopt any provision inconsistent with this Article EIGHTH."


         4. The amendments of the Certificate herein certified have been duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL by resolution, unanimously adopted by the Directors followed by the Written Consent of a majority of the Stockholders.

         5. This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.



                           [SIGNATURE PAGE TO FOLLOW]

         Executed on this 3rd day of May, 2004.


                                     SmartPros Ltd.


                                     By:         /s/   Allen S. Greene
                                        ----------------------------------------
                                        Allen S. Greene, Chief Executive Officer